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                                                                   EXHIBIT 10.22

                                REMEDYTEMP, INC.

                           DEFERRED COMPENSATION PLAN

                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005

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                                REMEDYTEMP, INC.

                           DEFERRED COMPENSATION PLAN

     THIS DEFERRED COMPENSATION PLAN is amended and restated effective January 1, 2005, with reference to the following:

A. The Company originally adopted this Plan effective as of September 29, 1997, to provide key employees a tax deferred, capital accumulation, retention program.

B. This Plan is intended to provide benefits to a select group of management or highly compensated personnel in order to attract and retain the highest quality executives. This Plan is not intended to be a qualified plan within the meaning, of sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code") but is intended to be a nonqualified deferred compensation plan that complies with the terms of Code section 409A.

C. This Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Company contributions and voluntary compensation deferrals shall be held in a "Rabbi Trust," as that term is defined in Revenue Procedure 99-64, 1992-9 C.B. 493.

     NOW, THEREFORE, the Company hereby adopts this amendment and restatement of the RemedyTemp. Inc. Deferred Compensation Plan on the following terms and conditions:

1. Definitions. Whenever used in this Plan, the following words and phrases shall have the meaning set forth below, unless a different meaning is expressly provided or plainly required by the context in which the words or phrases are used:

     1.1 Beneficiary means a person designated by a Participant to receive Plan benefits in the event of the Participant's death.

     1.2 Board means the Board of Directors of RemedyTemp, Inc. and its successors.


     1.3 CEO means the Chief Executive Officer of the Company and his successors.

     1.4 Change in Control means any one or more of the following:

     (I) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan


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          (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (iii)(A),
          (B) and (C) below;

     (II) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of a least a majority of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

     (III) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets directly or through one or more subsidiaries (a "Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

     (IV) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control under clause
          (iii) above.


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     1.5 Company means RemedyTemp, Inc., a California corporation, and other subsidiaries or affiliated companies of RemedyTemp, Inc. that have been or are in the future permitted by RemedyTemp, Inc. to join the Plan as an additional Company in accordance with this Plan. Notwithstanding any other provision in the Plan to the contrary, RemedyTemp, Inc. shall have the power, acting alone and without the consent of any other entity or person, to amend or terminate the Plan, to appoint the Trustee and members of the Board or to exercise other powers reserved to the Company, and such act by RemedyTemp, Inc. shall be binding on the other Companies that have adopted the Plan and all other persons interested in the Plan. The Company shall act through a resolution of the Board or the executive committee of the Board, or, if applicable, may act through a delegate of the Board or executive committee. A reference to "Company" shall be deemed to include RemedyTemp, Inc., provided that notwithstanding anything in the Plan to the contrary, any power reserved to the Company may be exercised by RemedyTemp, Inc. acting alone, without the necessity of further action or consent by the Trustee, other Companies, the Board, or any other person.

     1.6 Disability means, with respect to a Participant, (i) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve
(12) months, or (ii) the receipt of income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the participant's employer, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. A Participant who has suffered a Disability shall be Disabled within the meaning of this Section 1.6.

The determination of whether a Participant is Disabled shall be made by the CEO. A Participant who believes he has suffered a Disability shall make application to the CEO, on a form prescribed by the CEO, for a determination of whether he is Disabled. The Participant shall cooperate in providing any information to the CEO that he or she requires in making the determination, including, but not limited to, access to the Participant's medical records, direct contact with his physician and physical examination by a physician selected by the Company. Any Participant who does not fully cooperate shall be deemed not Disabled by the CEO and shall be so notified. Any determination by the CEO that a Disability exists under the provisions of this Section 1.6 shall be final, subject to the review procedures set forth in Section 7.5.

     1.7 Financial Hardship means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial distress to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant (as defined in section 152(a) of the Code), (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

     1.8 Key Employee means an employee of the Company, selected by the CEO, who is a member of a select group of management or highly compensated employees within the


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meaning of ERISA Section 201(2) and who is a "highly compensated employee" as that term is defined in section 414(q) of the Internal Revenue Code of 1986, as amended, or would be a highly compensated employee but for satisfaction of the lookback requirement of section 414(q); provided that if such employee becomes eligible to participate in the 401(k) plan either by reason of an amendment to such plan or because such employee no longer falls within the definition of a highly compensated employee, such employee shall no longer be eligible to participate in this Plan.

     1.9 Participant means a Key Employee designated by the CEO, in writing, to participate in the benefits under the Plan who timely files a written election pursuant to Section 2.4, below, and a former Employee who, at the time of his termination from employment, retirement, death, or occurrence of Disability, retains, or whose beneficiary retains, benefits earned under the Plan in accordance with its terms. A Participant is considered an active participant in the Plan until the earliest of the following: (i) the Participant retires, dies or becomes Disabled under the terms of this Plan; or (ii) the Participant is determined or believed by the CEO to no longer qualify as a member of a "select group of highly compensated or management employees" and such Participant has received distribution of his entire benefit hereunder; or (iii) the Participant terminates employment with the Company.

     1.10 Plan means the RemedyTemp, Inc. Deferred Compensation Plan as amended and restated effective January 1, 2005 by this document and the Trust Agreement established in connection herewith.

     1.11 Plan Committee means the individuals appointed by the Board from time to time to administer the Plan as provided herein.

     1.12 Plan Quarter means one quarter of the Plan Year. Any Plan Year consists of the following Plan Quarters: (i) January 1 through March 31 (ii) April 1 through June 30 (iii) July 1 through September 30; or (iv) October 1 through December 31.

     1.13 Plan Year means the period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

     1.14 Plan Year Compensation means the total income paid to an Active Participant by the Company during any Plan Year or portion thereof in which he is a Participant in this Plan, as reflected on the Participant's form W-2. For purposes of the elections under Section 2.4 of this Plan, Plan Year Compensation shall consist of one or more of the following types of income: annual base salary or annual bonus.

     1.15 Specified Employee shall mean a key employee (as defined in section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market.

     1.16 Trust Agreement means the grantor trust established in connection with this Plan between the Company as grantor and the Trustee.


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     1.17 Trustee means Union Bank of California, N.A. or any successor institutional trustee named to succeed such Trustee under the terns of the Trust Agreement established in connection with this Plan.

2. Participation.

     2.1 Eligibility. A Key Employee of the Company is eligible to participate in this Plan on the first day of the Plan Quarter first following the date as of which both of the following events have occurred: (A) the CEO has designated him or her in writing as a Participant in the Plan or the Participant becomes a Key Employee, as defined in Section 1.7 during the Plan Year, and (B) the Key Employee has made a Written Election in accordance with the terms of Section 2.4 below.

     2.2 Entry Date. Any Key Employee who has met the Eligibility Requirements specified in Section 2.1 as of the Effective Date of this Plan shall become a Participant in the Plan as of the Effective Date. If any employee of the Company becomes a Key Employee, as defined in Section 1.7, such employee shall be eligible to participate in the Plan on the first day of the following Plan Quarter.

     2.3 Designation. The CEO shall designate for each Plan Year, in writing, the name of each Key Employee who shall be entitled to participate in the Plan for the Plan Year. Such designation by the CEO shall occur on a date such that each designated Key Employee shall have sufficient time to make his Written Election as required by Section 2.4 below. The CEO may designate employees as Key Employees during the Plan Year.

     2.4 Written Election by Participant. Each Key Employee designated by the CEO as a Participant for a Plan Year shall submit a Written Election prior to the first day of the Plan Year in which he will be a Participant; provided, however, that if permitted under rules established by the Plan Committee, if the Participant is entitled to a bonus that is determined to be performance based compensation within the meaning of Code section 409A and related guidance issued by the Internal Revenue Service thereunder, an election to defer such compensation may be made at any time prior to six (6) months before the end of the measuring period for the determination of the amount of such bonus. If an employee becomes eligible to participate in the Plan after the beginning of the Plan Year, such employee must make an election, with respect to services performed and Plan Year Compensation earned subsequent to the election, within thirty (30) days from the Participant's Entry Date.

     (A) Such Written Election shall be made on the form presented to the Key Employee by the Plan Committee and shall set forth:

     (1)  his election to participate in this Plan under the terms hereof;

     (2) the amount of Plan Year Compensation, including bonus compensation, the Key Employee has determined to defer under the Plan for the Plan Year, pursuant to Section 3.1 below;


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     (3)  the investment vehicles into which the Key Employee desires to have his Account invested, as provided in Section 3.3 below, and the percentage of his Account allocated to each elected investment vehicle;

     (4) the date on which his benefit is to be distributed which is the earlier of (a) the date specified for an In Service Withdrawal or (b) the later of (i) a specific date or (ii) when he terminates employment with the Company due to termination of service, retirement, Disability or death;

     (5) the form in which his benefit is to be distributed upon termination of service or retirement.

     (B) A Participant's most recently submitted Written Election shall remain in effect for subsequent Plan Years until the Participant changes it in accordance with the following:

     (1) A Participant may change the amount of Plan Year Compensation he will defer under the Plan for future Plan Years by submitting a new Written Election to the Company. Such new election must be submitted to the Company on or before the seventh (7th) day immediately preceding the Plan Year for which the new election is to be effective. Any election of the amount of Plan Year Compensation to defer for a given Plan Year shall be irrevocable on and after the first day of the Plan Year for which the election was made.

     (2) A Participant may change the investment vehicle(s) and the percentage of his Account allocated to each investment vehicle by completing and submitting any form or forms required by the Company.

     (3) A Participant may change the date or form of distribution by submitting a new Written Election to the Company, provided that (i) such change is submitted not later than the end of the second calendar year preceding the calendar year of the originally designated date of distribution, (ii) the new date of distribution, if any, is subsequent to the original date of distribution (iii) any change does not take effect until twelve (12) months after the change is executed (iv) if the change relates to payment of Retirement Benefit or Termination of Service Benefit the payment with respect to such election must be deferred for a period of no less than five (5) years from the date such payment would otherwise have been made, and (v) a change to the payment of an In-Service Withdrawal must be made no later than twelve
          (12) months before the date of the first scheduled payment.

Notwithstanding Section 2.4(B) a Participant may elect during all or part of the calendar year 2005 to terminate participation in the Plan or cancel his Written Election provided that the amounts subject to the termination or cancellation are includible in income of the Participant in the calendar year 2005, or if later, the taxable year in which the amounts are earned and vested.

     2.5 Duration of Participation. Any Key Employee who has become a Participant at any time shall remain a Participant, even though he is no longer an Active Participant, until his


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entire benefit under the terms of the Plan has been paid to him (or to his
Beneficiary in the event of his death), at which time he ceases to be a Participant.

     2.6 Maintenance of Records. The annual Designation of Participants by the CEO shall be maintained in the corporate minute book. The Written Elections by Participants shall be maintained in the corporate records with all other files pertaining to this Plan by the Plan Committee.

3. Contributions and Allocation.

     3.1 Participant Contributions. A Participant may elect to defer each Plan Year a portion, up to 100%, of his Plan Year Compensation provided that a Participant may not defer an amount less than the minimum established from year to year by the Plan Committee. For the initial Plan Year, such minimum shall be $5,000. Such election shall designate the amount of income deferred during the Plan Year, in actual dollar amounts or percentages. Once a Participant's contributions for a Plan Year reach his elected dollar amount or percentages, such Participant shall not be allowed to defer additional portions of his Plan Year Compensation for the remainder of the Plan Year. Any deferred amounts in excess of his elected dollar amount shall be refunded to the Participant as soon as practicable.

     3.2 Allocation of Contributions. All amounts which a Participant elects to defer under the terms of this Plan shall be allocated to his Account. Each such Participant Account shall be credited with earnings as provided in Section 3.3 below.

     3.3 Credited Earnings. The Account of each Participant shall be credited with the actual earnings on the investments allocated to his Account monthly at the close of the month. Each Participant shall have the right to designate investments in which all amounts allocated to his Account hereunder are deemed to be invested and to change such designation monthly. Notwithstanding the foregoing, the Trustee shall, at the direction of the Plan Committee, have the duty and authority to invest the trust assets and funds in accordance with the terms of the Trust Agreement, and all rights associated with the trust assets shall be exercised by the Trustee as designated by the Plan Committee and shall in no event be exercisable by or be settled upon Participants or their Beneficiaries.

     3.4 Forfeitures. If any amount of Participant Contributions is forfeited in any year, such forfeited amounts shall be returned to the Company.

     3.5 Funding. The assets of the Plan shall be held under the Trust Agreement (a "grantor trust") designated in Section 1.16 above. As such, the Plan is intended to be an unfunded plan for purposes of the requirements of ERISA and the Code. Notwithstanding the provisions under the terms of the Plan that amounts contributed to this Plan, plus earnings thereon, shall be allocated to separate Accounts of Participants, all such amounts credited to such individual Accounts shall remain the general assets of the Employer, and as such shall remain subject to the claims of the general creditors of the Company. This Plan and the related Trust Agreement do not create, nor does any Employee, Participant or Beneficiary have, any right with respect to any specific assets of the Company or the Plan.


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4. Vesting of Accounts. The Account of each Participant shall be 100% vested in such Participant at all times.

5. Types of Benefits.

     5.1 Retirement Benefit. A Participant's Retirement Benefit is the unpaid balance of his or her Account which equals the total of all contributions made by the Participant and allocated to the Participant's Account and all earnings credited to the Account in accordance with the terms of the Plan and the Trust Agreement, less any distributions already paid. In the case of a Specified Employee as that term is defined in Section 1.15, the Retirement Benefit shall not be made earlier than six (6) months after the date of termination of employment with the Company (or, if earlier, the date of death of the Participant). If a Participant makes a change in the form of distribution on the Written Election, such election may not take effect until twelve (12) months after the date on which the election is made, and the first payment with respect to such election must be deferred for a period of five (5) years from the date such payment would otherwise have been made.

     5.2 Termination of Service Benefit. If a Participant elects to receive his or her Retirement Benefit upon termination of his employment with the Company, the Company will pay the Retirement Benefit, calculated under Section 5.1, under the applicable form elected by the Participant in the Written Election. In the case of a Specified Employee as that term is defined in Section 1.15, the Termination of Service Benefit shall not be made earlier than six (6) months after the date of termination of employment with the Company (or, if earlier, the date of death of the Participant).

     5.3 Disability Benefit. If a participant becomes Disabled as defined in
Section 1.6 above, the Company will pay the Retirement Benefit, calculated under
Section 5.1, under the applicable form elected by the Participant in the Written Election.

     5.4 Death Benefit.

          (A) If a Participant dies after a distribution has commenced or if the Company has not purchased a life insurance contract in connection with the Participant's Retirement Benefit, the Company will continue the payments of such distribution otherwise due to the Participant to his or her designated Beneficiary, under the applicable form elected by the Participant in the Written Election.

          (B) If a Participant dies while still employed by the Company and the Company has purchased a life insurance contract in correction with such Participant's Retirement Benefit, the Company will pay the Participant's designated Beneficiary the greater of the Retirement Benefit as determined under Section 5.1 above or the Projected Retirement Benefit (as defined below), under the applicable form elected by the Participant in his Written Election. "Projected Retirement Benefit" means the amount determined by projecting the Participant's contribution for the Participant's first year of


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     participation hereunder at an assumed earnings rate determined by the Plan
     Committee to retirement at Normal Retirement Age.

     5.5 In-Service Withdrawal. A Participant may designate, at the time of deferral, a date in the future for receipt of an In-Service Withdrawal. Such withdrawal may be paid while the Participant remains employed with the Company, but shall be paid without Credited Earnings attributable to such Participant Contribution (which Credited earnings shall be distributed upon termination of employment or retirement) in four (4) equal yearly installments commencing on January 1: of the second Plan Year following the Plan Year of deferral (the "In-Service Commencement Year"); provided, however, that a Participant may elect to defer commencement of an In-Service Withdrawal for an additional five years by delivery to the Company of a written election not later than the last day of the Plan Year prior to the Plan Year immediately preceding the In-Service Commencement Year.

     5.6 Financial Hardship Benefit. A Participant may request a portion of the Retirement Benefit as a Financial Hardship Benefit at any time by providing the Plan Committee, to its satisfaction, with a written election to do so, proof of an unforeseeable financial hardship, and proof that all other financial resources have been explored and utilized. The amount of a Financial Hardship Benefit shall be limited to the lesser of the amount needed for the Financial Hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or by liquidation of the Participant's assets. In consideration for receiving a Financial Hardship Benefit, the Participant will not be permitted to make further contributions to the Plan for the remainder of the Plan Year and the following Plan Year.

6. Distributions.

     6.1 Form of Benefits. The Company shall pay benefits in the form associated with Type of Benefit elected by the Participant, and, to the extent a Type of Benefit may be distributed in various forms, the Company shall pay benefits in the form elected by the Participant. The forms of benefits associated with the Types of Benefits are the following:

          (A) Retirement Benefit, Termination of Service Benefit, Disability Benefit, and Death Benefit shall be paid in (i) one lump sum; (ii) 5 yearly installments; (iii) 10 yearly installments; or (iv) 15 yearly installments or (v) a Participant may elect to have the Company purchase an annuity on his behalf for the amount of his benefit as provided in Sections 5.1 through 5.4, above, respectively;

          (B) In-Service Withdrawal shall be paid as provided in Section 5.6 above; and

          (C) Financial Hardship Benefit shall be paid in one lump sum.

     6.2 Commencement of Payments. The Company will pay, or begin to pay, the Types of Benefits under this Plan to the Participant in accordance with the following:


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          (A) Retirement Benefit, Disability Benefit, and Death Benefit payments shall commence on the later of (i) the date specified in the Participant's initial election form or (ii) January 15 of the Plan Year immediately following the date on which the Participant retires, becomes disabled, or dies;

          (B) Termination of Service Benefit shall commence on the later of (i) the date specified in the Participant's initial election form or (ii) January 15 of the Plan Year immediately following the date on which the Participant, terminates service, except in the case of a Specified Employee as that term is defined in Section 1.15, the Termination of Service Benefit shall not be made earlier than six (6) months after the date of termination of employment with the Company (or, if earlier, the date of death of the Participant).

          (C) In-Service Withdrawal payments shall commence on the date designated by the Participant on the Written Election pursuant to Section 2.4, provided that such payments are from Participant Contributions that have been in such Participant's Account for at least three years;

          (D) Financial Hardship Benefit payments shall be made as soon as reasonably practicable after a request for a Financial Hardship Benefit is approved by the Plan Committee.

7. Amendment, Termination of Plan; Change in Control.

     7.1 Amendment. The Company reserves the right to amend the Plan at any time by resolution of the Plan Committee. The Plan Committee will determine the effective date of any such amendment. The amendment may not deprive any Participant or Beneficiary of any portion of a benefit under the terms of this Plan at the time of the amendment.

     7.2 Termination of Plan. The Company reserves the right to terminate the Plan at any time by resolution of the Plan Committee. In the event of Plan termination, the Company shall determine the Account Balances of the Participants as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination within thirty (30) days of the Plan's termination. Benefits so determined will be distributed as provided in Sections 5 and 6 above.

     7.3 Change in Control. In the event of a Change in Control, the Plan shall terminate and the provisions of Section 7.2 shall control.

8. Benefits Not Funded. Participants and Beneficiaries have the status of unsecured creditors of the Company, and the Plan constitutes a mere promise by the Company to make benefit payments in the future. A Participant's or Beneficiary's interest in the Plan is an unsecured claim against the general assets of the Company, and neither the Participant nor a Beneficiary has any right against the account until the Plan has distributed the benefit. All amounts credited to an account are the general assets of the Company and may be disposed of or used by the Company in such manner as it determines.


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Notwithstanding the first paragraph of this Section 8, the Company may transfer assets to a trust pursuant to a Trust Agreement, a copy of which is attached. Such trust is intended to (i) be a grantor trust, as defined in Section 671 of the Code and (ii) assist the Company to meet its obligations under the Plan.

It is the intention of the parties that this Plan and the accompanying trust shall constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

9. Administration.

     9.1 Plan Committee. The Plan shall be administered by the Plan Committee. The Plan Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Plan Committee shall have the powers indicated in the foregoing Sections of the Plan and the following additional powers and duties:

          (A) To make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;

          (B) To interpret the Plan and to decide all questions concerning the Plan;

          (C) To determine the amount and the recipient of any payments to be made under the Plan;

          (D) To designate and value any investments deemed held in the Accounts; and

          (E) To make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.

All decisions made by the Plan Committee pursuant to the provisions of the Plan shall be made in its sole discretion and shall be final, conclusive, and binding upon all parties.

     9.2 Delegation of Duties. The Plan Committee may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The Plan Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the Plan Committee, in good faith in reliance upon any opinions or reports furnished them by any such experts or other persons.

     9.3 Indemnification of Committee. The Company agrees to indemnify and to defend to the fullest extent permitted by law any person serving as a member of the Plan Committee, and each employee of the Company or any of its affiliates appointed by the Plan Committee to carry out duties under this Plan, against all liabilities, Carnages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company)


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

occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

     9.4 Liability. To the extent permitted by law, neither the Plan Committee nor any other person shall incur any liability to any acts or for any failure to act except for liability arising out of such person's own willful misconduct or willful breach of the Plan.

     9.5 Claims Review Procedure.

          (A) A claim for benefits may be filed, in writing, with the Plan Committee. A written disposition of a claim shall be furnished to the claimant within a reasonable time after the claim for benefits is filed. In the event a claim for benefits is denied, the Plan Committee shall provide the claimant with the reasons for denial.

          (B) A claimant whose claim for benefits was denied may file for a review of such denial, with the Plan Committee, no later than 60 days after he has received written notification of the denial.

          (C) The Plan Committee shall give a request for review a full and fair review. If the claim for benefits is denied upon completion of a full and fair review, notice of such denial shall be provided to the claimant within 60 days after the Plan Committee's receipt of such written claim for review. This 60-day period may be extended in the event of special circumstances. Such special circumstances shall be communicated to the claimant in writing within the 60-day period. If there is an extension, a decision shall be made as soon as possible, but not later than 120 days after receipt by the Plan Committee of such claim for review.

          (D) If benefits are provided or administered by an insurance company, insurance service, or other similar organization subject to regulation under the insurance laws of a state, the claims procedure relating to these benefits shall be the procedure used by that entity. In addition, that company, service, or organization will be the entity to which claims are addressed.

10. General Provisions.

     11.

     10.1 Designation of Beneficiary. Each Participant shall designate, in writing, prior to the date he or she first becomes a Participant in the Plan, one or more beneficiaries to receive his benefit under the provisions of Section
5.4. The Participant shall file the written designation with the Plan Committee. The Participant may revoke a previous beneficiary designation by filing a new written beneficiary designation with the Plan Committee.

In any event, if a Participant or Beneficiary who has designated another Beneficiary is divorced, all beneficiary designations executed prior to the effective date of the dissolution of marriage (or other decree or order entered under applicable state law) are automatically revoked under the terms of this
Section 10.1. In such event, the Participant or Beneficiary may designate one or more Beneficiaries in accordance with the terms of this Section 10.1. If none is made following


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

the effective date of the dissolution of the marriage, the individual's benefit shall pass under the laws of interstate succession and the terms of the next following paragraph.

If a Participant fails to file a valid designation of beneficiary with the Plan Committee under the provisions of this Section 10.1, or if a designated Beneficiary fails to survive to receive any or all payments due hereunder, then the death benefit payable under this Plan shall be payable to the Participant's (or the Beneficiary's) spouse; if no spouse survives, then to the Participant's (or Beneficiary's) children, with equal shares among living children and with the living descendants of a deceased child receiving equal portions of the deceased child's share; in the absence of spouse or descendants, to the Participant's (or Beneficiary's) parents; and in the absence of spouse, descendants or parents, to the Participant's (or Beneficiary's) brothers and sisters, levity the living descendants of a deceased brother and those of a deceased sister receiving equal portions of the deceased brother's or sister's share; in the absence of any of the persons named herein, to the Participant's (or Beneficiary's) estate.

For purposes of this Section 10.1, the term "descendant" means all persons who are descended from the person referred to either by birth to or legal adoption by such person, and "child" or "children" includes adopted children.

     10.2 Benefits Not Assignable. The rights of each Participant are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors or the Participant nor any Beneficiary. Neither the Participant nor Beneficiary may assign, transfer or pledge the benefits under this Plan. Any attempt to assign, transfer or pledge a Participant's benefits under this Plan is void.

     10.3 Benefit. This Plan constitutes an agreement between the Company and each of the Participants which is binding upon and inures to the Company, its successors and assigns and upon the Participant and his heirs and legal representatives.

     10.4 Headings. The headings of the Articles and Sections of this Plan are included for purposes of convenience only, and shall not affect the construction or interpretation of any of it provisions.

     10.5 Notices. All notices, requests, demands, and other communications under this Plan shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified (return receipt requested), postage prepaid, and properly addressed to the last known address to each party as set forth on the first page thereof Any party way change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

     10.6 No Loans. The Plan does not permit any loans to be made to any Participant or Beneficiary.

     10.7 Gender Usage. The use of the masculine gender includes the feminine gender for


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

all purposes of this Plan.

     10.8 Expenses. The Company shall pay all costs of administration of the Plan.

     IN WITNESS WHEREOF, the Committee has approved this amendment and restatement of the Plan effective January 1, 2005.

REMEDYTEMP, INC.


By: /s/ Gunnar B. Gooding
    ---------------------------------
    Senior Vice President,
    Human Resources and Legal Affairs


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